FIDELITY CAPITAL CONCEPTS LIMITED

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fidelity Capital Concepts Limited (the "Company") on Form 10-QSB for the quarter ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), we, Keith Ebert, President, Chief Executive Officer, and Gerald R. Tuskey, Chief Financial Officer and Secretary, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 22, 2004

/s/Keith Ebert

Keith Ebert,

President and Chief Executive Officer

/s/Gerald R. Tuskey

Gerald R. Tuskey,

Chief Financial Officer and Secretary